UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2014

Washington Banking Company

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-24503 (Commission File Number)	91-1725825 (I.R.S. Employer Identification Number)

450 SW Bayshore Drive

Oak Harbor, WA 98277

(Address of principal executive offices) (Zip Code)

(360) 679-3121

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 15, 2014, Washington Banking Company (the “Company”) held a Special Meeting of Shareholders (“Special Meeting”) to vote upon (1) the approval of the Agreement and Plan of Merger, dated as of October 23, 2013 (the “Merger Agreement”), by and between Heritage Financial Corporation (“Heritage”) and the Company, under which Heritage and the Company will combine their organizations in a strategic combination, with the Company merging (the “Merger”) with and into Heritage (the “Merger Proposal”); (2) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal (the “Adjournment Proposal”); and (3) the approval, on an advisory (non-binding) basis, of compensation that may become payable to certain executive officers of the Company in connection with the Merger (the “Compensation Proposal”).

There were a total of 15,587,041 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting, and 12,841,921 shares of the Company’s common stock were represented in person or by proxy at the Special Meeting, constituting a quorum of the shareholders at the Special Meeting.

At the meeting, the Company’s shareholders approved the Merger Proposal and the Compensation Proposal, and did not vote on the Adjournment Proposal because the Merger Proposal received the required vote for approval by shareholders.

The approval of the Merger Proposal required the affirmative vote of the holders of two-thirds of the outstanding shares of the Company’s common stock entitled to vote at the Special Meeting, and the approval of the Compensation Proposal required the votes cast in favor of such proposal at the Special Meeting exceed the votes cast in opposition.

Additional detail on each of the proposals voted on by the shareholders is available in Heritage’s and the Company’s proxy statement/prospectus, which was filed by Heritage with the Securities and Exchange Commission on March 14, 2014.

The final results of the voting on each of the matters submitted to a vote of shareholders during the Special Meeting are as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
	No. of votes	No. of votes	No. of votes	No. of votes

1. Merger Proposal	12,537,937	203,564	100,420	0

	Votes For	Votes Against	Abstentions	Broker Non-Votes
	No. of votes	No. of votes	No. of votes	No. of votes

2. Compensation Proposal	12,166,897	439,073	235,951	0

Completion of the Merger remains subject to the satisfaction of the remaining closing conditions contained in the Merger Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
99.1 Press Release of the Company, dated April 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON BANKING COMPANY
Dated: April 15, 2014	By: /s/ Richard Shields Richard A. Shields EVP and Chief Financial Officer